Exhibit 99.1

ATS Corporation Announces Commencement of Stock Repurchase Program

MCLEAN, VA – (BUSINESSWIRE) – August 10, 2009, ATS Corporation (“ATSC” or the “Company”) (OTCBB:ATCT), a leading information technology company that delivers innovative technology solutions to government and commercial organizations, today announced that it is adopting a plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with its previously announced stock repurchase program.  In the 10b5-1 plan, the Board of Directors has authorized the repurchase of up to $1.5 million of the Company’s common stock over the next two years, which is a portion of the total repurchase amount approved by the Board on February 11, 2009 of the lesser of $3.0 million or 2.0 million shares.  The 10b5-1 plan will facilitate purchases of the Company’s common shares and assist with compliance with Rule 10b-18 under the Exchange Act.  A plan under Rule 10b5-1 permits shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.  Purchases of common shares under the 10b5-1 plan will be subject to specified parameters and certain price, volume and timing constraints.  Accordingly, there can be no assurance as to how many common shares will be purchased.  In addition, the repurchase program may be suspended or discontinued at any time.  Common stock acquired though the repurchase program will be held as treasury shares and may be used for general corporate purposes, including reissuances in connection with acquisitions, employee stock option exercises or other employee stock plans.  The Company currently has approximately 22.7 million shares outstanding, which exclude any shares issuable upon the exercise of the Company’s outstanding warrants, expiring in October of this year, to purchase approximately 3 million shares of common stock at an exercise price of $5.00 per share.

“We continue to believe that the current market value of our shares do not accurately reflect the underlying value of the Company,” said Ed Bersoff, ATSC President and Chief Executive Officer.  “Furthermore, we have decided to use a 10b5-1 plan as it gives us the ability to repurchase shares during our self-imposed blackout periods that are associated with our quarterly earnings releases, as well as other periods when there might exist material, nonpublic information that would preclude insider trading,” Bersoff added.

About ATS Corporation

ATSC is a leading provider of software and systems development, systems integration, infrastructure management and outsourcing, information sharing and consulting to the Department of Defense, Federal civilian agencies, public safety and national security customers, as well as commercial enterprises.  Headquartered in McLean, Virginia, the Company has more than 600 employees at 10 locations across the country.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009. In addition, the forward-looking statements included in this press release represent our views as of August 10, 2009. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to August 10, 2009.

Additional information about ATSC may be found at www.atsc.com.

Company Contact:
Joann O’Connell
Vice President, Investor Relations
ATS Corporation
(571) 766-2400

Media Contact:
Penny Parker
Corporate Communications Manager
ATS Corporation
(571) 766-2400